COOPERATION AGREEMENT

concluded between

(1) BKV Trafficom Hirkozlesi Szolgaltato Kft (registered office: Orczy ut 34, 1089 Budapest, Hungary), represented by Zoltan Ferenczy, Managing Director, hereinafter: "Trafficom"

and

(2) UTG Magyar Kommunikacios Kft (registered office: Bem Jozsef u. 5 II/2, 1027 Budapest, Hungary), represented by Fritz K Wolff, Managing Director, hereinafter: "UTG"

on the date indicated below pursuant to the following terms and conditions.

1     The Agreement

      1.1 In accordance with the provisions of the present Agreement , Trafficom shall allow UTG the use of the fibre optic cable network owned by Budapesti Kozlekedesi Reszvenytarsasag (hereinafter: "BKV Rt") and managed by Trafficom (hereinafter the "Network").

      1.2 A map, valid at the time of signing the present Agreement, of the Network is attached to the present Agreement as Schedule No 1. Trafficom undertakes to send an updated map of the Network to UTG on a quarterly basis which contains all developments and modifications to the Network since the issuance of the previous map.

2     Providing traffic services through the Network by UTG

      2.1 UTG is entitled to provide, through its access to the Network, traffic services to third persons ("Customers").

      2.2   Traffic services include services for:

            -     public-purpose data transmission,

            -     public-purpose fax transmission,
            -     own-circuit and special-circuit voice transmission and
            -     public-purpose Internet.

      2.3 The provision of traffic services to Customers will be accomplished by UTG and Customers entering into customer contracts. UTG is entitled to enter into these costumer contracts without obtaining any declaration or consent of Trafficom, apart from the technical conciliation obligation set forth in clause 3.1 below.

      2.4 UTG and Trafficom undertake to enter into separate contracts with each other for the lease of lines and connected services on the basis of each customer contract concluded by UTG and any Customer, in accordance with the Standard Contract for Lease of Lines and Connected Services contained in Schedule No 2 of the present Agreement. The Contracts for Lease of Lines and Connected Services shall be finalized and concluded by UTG and Trafficom in each case by filling the gaps indicated with "| |" in the Standard Contract and making the amendments as necessary in the given situation.

      2.5 UTG and Trafficom undertake to cooperate with each other and act in good faith during the negotiations for the finalization of the Standard Contracts for Lease of Lines and Connected Services.

      2.6 Within the framework set forth in clause 2.2 of the present Agreement, UTG may use the Network for its own purposes.

      2.7 If the laws in force in the Republic of Hungary ever allow that UTG provide other services on the Network of Trafficom in addition to those set out in clause 2.2 of the present Agreement, without any licence or on the basis of an appropriate licence, a specific agreement between UTG and Trafficom shall be necessary.

      2.8 UTG shall comply with all effective and relevant laws of the Republic of Hungary while providing traffic services.

3     Technical Conciliation

      3.1 UTG and Trafficom undertake to hold technical conciliation meetings as necessary, but at least quarterly, regarding the technical possibilities of the traffic services provided by UTG on the Network. At these technical conciliation meetings UTG shall inform Trafficom about the expectable development of its clientele and Trafficom shall inform UTG of the technical possibilities of the Network and of the developments to be made on the

            Network.

4     Consideration

      4.1 Under the present Agreement no separate consideration is due to Trafficom for the services provided. Instead, the consideration will be included in the consideration to be paid by UTG to Trafficom as stipulated in the Contracts for the Lease of Lines and Connected Services to be concluded between UTG and Trafficom in accordance with clause 2.4 of the present Agreement.

5     The right of Trafficom to dispose of the Network

      5.1 Trafficom warrants that it has all authorizations required for the conclusion of the present Agreement.

      5.2 By signing the present Agreement, BKV Rt acknowledges the provisions of the present Agreement and expressly gives its consent to hereto.

6     Term of the Agreement

      6.1 The term of the present Agreement shall commence on the date when it is signed by the representatives of UTG and Trafficom and is also signed by the representative of BKV Rt according to clause 5.2.

      6.2 The term of the present Agreement shall be a definite period of 10 years.

      6.3 The present Agreement shall not terminate at the time of the expiry of the period set out in clause 4.1, but shall automatically be transformed into an agreement concluded for an indefinite period of time which may be terminated by either of the parties by 12 month ordinary notice (hereinafter: "Ordinary Notice"). The Parties may exercise their right of termination by Ordinary Notice from the beginning of the tenth year of the term of the present Agreement at the earliest.

7     Confidentiality

      7.1 UTG and Trafficom undertake to keep all information obtained regarding each other, the business activities of each other and each other's customers, as well as connected enterprises, their activities and business partners, strictly confidential and will require the same from their employees.

8     Miscellaneous

      8.1 The parties agree that they will attempt to settle amicably all disputes arising out of or in connection with the present Agreement. If settlement fails, they stipulate the exclusive competence of the permanent Arbitration Court organized within the Hungarian Chamber of Commerce and Industry (Budapest) with the provision that the Arbitration Court shall proceed pursuant to its own procedural rules.

      8.2 An amendment to the present Agreement shall be made only by the express written agreement of UTG and Trafficom to the present Agreement. An amendment to the present Agreement does not require the consent of BKV Rt.

      8.3   The present Agreement shall be governed by Hungarian law.

      8.4   The present Agreement shall be signed in Hungarian, in 5 copies.

      8.5   The Schedules of the present Agreement form an integral part hereof.

Schedules:

Schedule No 1:    the map of the Network

Schedule No 2:    the Standard Contract for the Lease of Lines and Connected
                  Services to be concluded


/s/ Zoltan Ferenczy
--------------------------------------
Zoltan Ferenczy, Managing Director
on behalf of BKV Trafficom Hirkozlesi
Szolgaltato Kft


/s/ Fritz K Wolff
--------------------------------------
Fritz K Wolff, Managing Director
on behalf of UTG Magyar
Kommunikacios Kft

Budapest, 6 August 1997                      Budapest, 6 August 1997


--------------------------------------
Name:
Position:
on behalf of Budapesti Kozlekedesi Rt

Budapest, _______ August 1997

Schedule No 2 of the Cooperation Agreement

                  STANDARD CONTRACT FOR THE LEASE OF LINES AND
                               CONNECTED SERVICES

concluded between

(1) BKV Trafficom Hirkozlesi Szolgaltato Kft (registered office: Orczy ut 34, 1089 Budapest, Hungary), as lessor and service provider, represented by Zoltan Ferenczy, Managing Director, hereinafter: "Trafficom"

and

(2) UTG Magyar Kommunikacios Kft (registered office: Bem Jozsef u. 5. II/2, 1027 Budapest, Hungary) as lessee and principal, represented by Fritz K Wolff, Managing Director, hereinafter: "UTG"

on the date indicated below pursuant to the following terms and conditions.

1     Subject of the present Contract

      1.1 The object of the present Contract is a telecommunications link through a 2,048 Mbit/s leased line between the following two access points, on a coax interface:

            [ ]
            and
            BKV Trafficom Hirkozlesi Szolgaltato Kft, Orczy ut 34, Budapest, Hungary.

      1.2 The above section (hereinafter: the "Leased Line") is a part of the telecommunications network owned by Budapesti Kozlekedesi Reszvenytarsasag (hereinafter: "BKV Rt") and managed by BKV Trafficom Hirkozlesi Szolgaltato Kft.

      1.3 Trafficom undertakes to establish the telecommunications link between the access points defined in clause 1.1 above within 90 days of the signing of the present Contract.

2     The lease

      2.1 Trafficom leases to UTG and UTG leases from Trafficom the Leased Line for the purpose of

            -     public purpose data transmission,

            -     public purpose facsimile transmission,
            -     own purpose and special purpose voice transmission and
            -     public purpose Internet services.

      2.2 The two drivers necessary for the telecommunications link to be established on the Leased Line are provided by Trafficom. Trafficom will install the drivers at the access points, one of the drivers at [ ] and the other one at Orczy ut 34. These drivers are also the subject of the present Contract.

      2.3 The term of the lease commences when the telecommunications link to be established on the Leased Line is established by the deadline set forth in clause 1.3 of the present Contract and continues until the Contract is terminated in accordance with the provisions in clauses 9.1, 9.3 and 9.4 hereof (hereinafter: the "Term of the Lease").

3     Services connected to the lease

      3.1 In order to secure the operation of the telecommunications link established on the Leased Line in accordance with the purposes set forth in clause 2.1, Trafficom undertakes, during the Term of the Lease, to provide for the supervision of the telecommunications link, the maintenance of the Leased Line and the avoidance of malfunctions as set out in the present Contract.

      3.2 During the Term of the Lease, Trafficom will observe the function of the Leased Line and will maintain a 24 hour inspection service on every day of the year.

      3.3 In the case of any malfunction of the Leased Line, Trafficom will commence the repair of the malfunction within 30 minutes of noticing the malfunction. Trafficom undertakes to repair any malfunctions in a manner such that the telecommunications link established on the Leased Line will not be interrupted for more than 10 hours and the operative index of the telecommunications link will not be below 99% on a yearly basis.

4     Obligations of UTG

      4.1 UTG shall pay HUF [ ] (i.e., [ ] Hungarian Forints) + VAT as a one time connection fee (hereinafter "Connection Fee") to Trafficom.

      4.2 Before the establishment of the telecommunications link within the period set forth in clause 1.3, UTG shall pay the Connection Fee to UTG on the basis of the invoice issued by Trafficom.

      4.3 For the Term of the Lease UTG shall pay to Trafficom a monthly lease fee in the amount of HUF [ ] (i.e., [ ] Hungarian Forints) + VAT (hereinafter "Monthly Lease Fee").

      4.4 The Monthly Lease Fee also includes the lease fee for the drivers defined in clause 2.2 and the consideration for all services provided by Trafficom in connection with the lease.

      4.5 Trafficom shall send to UTG an invoice for the Monthly Lease Fee quarterly, at least 15 days before the end of the quarter, the amount of which shall be transferred by UTG to Trafficom within 15 days of the end of the relevant quarter.

      4.6 If UTG is in default of its payment obligations defined in the present Agreement, it shall pay late interest at a rate equal to 20% per year to Trafficom.

      4.7 If UTG does not perform its payment obligations defined in the present Agreement, Trafficom is obliged to give an additional period of at least 15 days in a notice to pay. If UTG does not perform its payment obligations during the additional period, Trafficom has the right to terminate the present Agreement by extraordinary notice with immediate effect.

      4.8 UTG may not transfer to any third person its right to use the Leased Line arising from the lease defined in the present Contract. However, this provision does not affect the right of UTG to provide traffic services to third parties arising form the Cooperation Agreement concluded between UTG and Trafficom.

5     Suspension of the telecommunications link

      5.1 For any period of suspension of the telecommunications link, UTG is exempt from its obligation to pay the proportionate part of the Monthly Lease Fee.

      5.2 If the suspension of the telecommunications link is due to the maintenance, renovation, replacement or renewal of the network, Trafficom is obliged to inform UTG of the anticipated start date and the anticipated length of the suspension and to obtain the consent of UTG to these two matters at the latest 14 days before the commencement of the suspension. The telecommunications link may be suspended for the reasons set out in this clause only once per year.

      5.3 Suspension of the telecommunications link as set out in clause 5.2 shall not be considered an interruption to the telecommunications link when calculating the operative index as set out in clause 3.3.

6     Force majeure

      6.1 The parties agree that the following events shall be considered as a force majeure in the context of the present contract: war, sabotage, terrorism, natural catastrophe, strike, measures taken on the basis of the Act on State Defense and damage caused by third persons.

      6.2 If the above force majeure events hinder Trafficom in fulfilling its obligations defined in the present Contract, Trafficom is exempt from such obligations.

7     Defective performance

      7.1 If Trafficom breaches the present Contract, Trafficom is liable for any loss in the value of the assets of UTG.

      7.2 If Trafficom breaches the present Contract, Trafficom is not liable for damages in the form of lost profits incurred by UTG.

      7.3 Trafficom is exempt from liability for breach of contract if it can prove that in order to avoid its breach of contract it has acted as it is generally expected in the given situation.

8     Penalty

      8.1 Trafficom shall pay a penalty in the case of its late performance, performance not complying with the technical requirements (hereinafter: "Faulty Performance"), and in the case of its non-performance.

      8.2 If Trafficom is late in establishing the telecommunications link the penalty shall amount to double the amount of the Monthly Lease Fee for the period of delay, but maximum 12 times the Monthly Lease Fee.

      8.3 In the case of Faulty Performance, Trafficom shall pay to UTG a penalty of double the Monthly Lease Fee for the period of the Faulty Performance (from the beginning of the non-compliance with the technical requirements until the reestablishment of the appropriate state), in proportion to the decrease of the performance level of the telecommunications link.

      8.4 If the telecommunications link is interrupted for more than 10 hours, the penalty payable by Trafficom shall be equal to 1 times the Monthly Lease Fee calculated from the time when the link is interrupted and payable thereafter for every 24 hour period or part thereof up to a maximum of 12 times the Monthly Lease Fee.

      8.5 If Trafficom is obliged to a pay penalty hereunder, it shall pay such penalty to UTG based on an invoice received from UTG within 15 days of the event giving rise to the obligation to pay the penalty. If Trafficom is in defaulf of its obligation to pay a penalty, it shall pay late interest at a rate equal to 20% per year.

      8.6 If Trafficom fails to comply with its obligation to pay a penalty, UTG is entitled to set off its claim for penalty against any amount owed by UTG to Trafficom either on the basis of the present Contract or any other legal relationship with Trafficom.

9     Terms of the present Agreement

      9.1 The term of the present Contract shall commence on the date of its signing and shall continue for a definite period of 10 years.

      9.2 During the defined term, the parties may not terminate the present Contract except as set out in clause 9.5.

      9.3 The present Contract shall not terminate at the time of the expiry of the period defined in clause 9.1 but shall automatically be transformed into a contract concluded for an indefinite period of time.

      9.4 The parties may terminate the present Contract with 12 months ordinary notice. The parties may exercise their right of termination by ordinary notice from the beginning of the tenth year of the Term of the Lease, at the earliest.

      9.5 Before the expiry of the term defined under clause 9.1, the Parties may terminate the present Agreement by an extraordinary notice of 6 months, if

            - one of the principal obligations of a party under the present Agreement becomes impossible owing to a binding decision of any authority or court of justice,

            - the other party does not perform any principal obligation arising from the present Agreement. The non-performance of UTG's payment obligations shall not be governed by this clause but by clause 4.7.

      9.6 At the time of termination of the present Contract, all payment obligations arising from the present Contract become due.

10    Miscellaneous

      10.1 Once in a year UTG and Trafficom agree that they will amend the amount of the Monthly Lease Fee only by mutual agreement. However, the Monthly Lease Fee may not be increased by more than the industrial price index published by the Central Statistical Office.

      10.2 Trafficom warrants that is has all necessary authorizations and all regulatory licences which are necessary for the conclusion of the present Contract.

      10.3 The parties agree that they will attempt to settle amicably all disputes arising out of or in connection with the present Contract. If settlement fails, they stipulate the exclusive competence of the permanent Arbitration Court organized within the Hungarian Chamber of Commerce and Industry (Budapest) with the provision that the Arbitration Court shall proceed pursuant to its own procedural rules.

      10.4 Any amendment to the present Contract may be made only with the express written consent of the Parties to the Contract.

      10.5  The present Contract shall be governed by Hungarian law.

      10.6  The present Contract will be signed in Hungarian, in 5 copies.

Budapest, [ ] [ ] 1997


------------------------------------------
Zoltan Ferenczy, Managing Director
on behalf of BKV Trafficom Hirkozlesi
Szolgaltato Kft


------------------------------------------
Fritz K Wolff, Managing Director
on behalf of UTG Magyar Kommunikacios Kft